Exhibit 99.1

For Immediate Release

Media Contacts:	Investor Contacts:
Susan Busch, Sr. Director, Public Relations	Andrew Lacko, Sr. Director of Investor Relations
(612) 291-6114 or susan.busch@bestbuy.com	(612) 291-6992 or andrew.lacko@bestbuy.com

Kelly Groehler, Sr. Manager, Public Relations	Wade Bronson, Director of Investor Relations
(612) 291-6115 or kelly.groehler@bestbuy.com	(612) 291-5693 or wade.bronson@bestbuy.com

Brian J. Dunn Becomes CEO of Best Buy

24-Year Company Veteran to Lead Best Buy in Era of Connectivity

Legacy Stock Program Created to Honor Anderson

MINNEAPOLIS, June 24, 2009 —  Brian J. Dunn, age 49, officially became the chief executive officer of Best Buy Co., Inc. (NYSE: BBY) at the company’s annual meeting of shareholders, held at the Best Buy corporate campus this morning. Dunn, a 24-year veteran of the company, had been the president and chief operating officer of the leading consumer electronics retailer.

Dunn also was appointed to the Best Buy board of directors and will stand for election at the 2010 regular meeting of shareholders.

“The current retail landscape creates an unprecedented opportunity for us to earn the business of new customers and grow share.  We believe the value we can bring to people in helping them realize the full potential of their technology is literally universal, applicable everywhere,” said Dunn in remarks made to shareholders during the annual meeting.  “This thing we call ‘technology’ is really a constant backdrop in people’s lives — at home, at work, on the road, and literally in the palms of their hands.  We call it the ‘connected world’ and simply put, it’s about people, technology and the pursuit of happiness.”

During his tenure as president and COO, Dunn drove the company’s domestic business to new highs in terms of market share, employee retention, vendor relationships and customer satisfaction scores. He established himself as a powerful brand representative, strong motivator of employees, and decisive architect of dramatic organizational changes. A well respected leader, he ascended to the role of president three years ago, following an established record of successfully expanding the Best Buy brand into new markets for the company. For example, he launched the company’s northeast territory, the beachhead for what ultimately became the company’s east coast division, which Dunn later headed as well.

Dunn has excelled in differentiating Best Buy from the competition and enhancing performance at more than 1,000 consumer electronics stores in the United States. The domestic stores, the Geek Squad, and the company’s marketing, customer experience and merchant functions all currently report to Dunn.  He also is personally involved with managing key vendor relationships, including many of the company’s manufacturing partners in Asia.

Dunn’s career is a remarkable journey from store associate in 1985, to his current leadership role. When Dunn joined Best Buy in 1985, the company operated only a dozen stores. His career in the 23 years since then has been a reflection of the company itself — confident, optimistic and unafraid to grow and take on new challenges. In 1989, Dunn became a store manager and in 1990, a district manager in Minnesota. The New Jersey native, who has spent most of his life living in Minnesota, was promoted again in 1996 and 1998 before becoming senior vice president of division 3 retail sales, which encompassed all of Best Buy’s East Coast operations, in 2000. He was named executive vice president of U.S. retail in 2002, was made president of retail - North America in 2004, and advanced to president and COO of the company in 2006.

“I started at Best Buy, working on the sales floor, during the analog age; I became an executive of this company during the digital age; and I am now honored and excited by the opportunity to lead this company as we move into a new era of digital connectivity,” said Dunn. “I have a deep-seated belief in the power of technology to help people — and an equally powerful belief in the ability of the men and women of Best Buy to unlock the promise of that technology for millions of customers around the world. I am determined to build a future for this company — for both employees and investors — that is worthy of its past.”

Legacy Stock Program to Honor Brad Anderson

Dunn succeeds Bradbury H. Anderson, who served as Best Buy’s vice chairman and CEO for seven years.  Anderson, age 60, intends to complete his term as vice chairman of Best Buy’s board of directors to ensure both a smooth transition for Dunn and continuity with the company’s successful strategy of customer centricity.

“Brad Anderson had the vision and fortitude to flip this company’s focus, from the products we sell to the customers we serve,” said Dunn. “He has been a courageous, tenacious leader for this company and I am personally grateful for his mentorship.  It has been a privilege to serve alongside Brad.”

Dunn noted that Anderson’s focus on customer centricity helped Best Buy to move in lockstep with the changing needs and desires of the company’s customers while also amplifying the voices of Best Buy employees, particularly those men and women working in the company’s retail stores.  During his tenure as CEO, Anderson declined to receive personal stock options, instead suggesting that those options could more appropriately reward extraordinary performance of hard-working employees who would not otherwise be eligible for the company’s long-term incentive program.  Since 2003, more than 8,500 employees have received grants totaling more than 2.3 million options due to Anderson’s decision to forgo options.

“To ensure that Brad’s legacy lives on at Best Buy, I am honored to announce the creation of The Brad Anderson Legacy Program, which intends to award 200,000 shares of Best Buy stock each year to deserving employees,” said Dunn. “Because of the work Brad began, Best Buy has earned the opportunity to play a unique role in the lives of people…and to help people around the world thrive in this digitally connected world. I am excited about building on the foundation of customer centricity to help bring Best Buy to its next stage of growth.”

The Brad Anderson Legacy Program is a stock award program under the shareholder-approved Omnibus Plan.

Webcast Information

A replay of the webcast of Best Buy’s Annual Meeting of Shareholders is available through the Investor Relations section of Best Buy’s Web site, www.bestbuy.com.  Slides associated with the presentation made during the meeting also will be available on the site.  The webcast will be available for replay for one week following the presentation.

Forward-Looking and Cautionary Statements:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements  include the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, the company’s ability to react to a disaster recovery situation, the impact of labor markets and new product introductions on overall profitability, failure to achieve anticipated benefits of announced transactions and integration challenges relating to new ventures.  A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and

Exchange Commission, including, but not limited to, Best Buy’s Annual Report on Form 10-K filed with the SEC on April 29, 2009. Best Buy cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

About Best Buy Co., Inc.

With operations in the United States, Canada, Europe, China and Mexico, Best Buy is a multinational retailer of technology and entertainment products and services with a commitment to growth and innovation. The Best Buy family of brands and partnerships collectively generates more than $45 billion in annual revenue and includes brands such as Best Buy; Audiovisions; The Carphone Warehouse; Future Shop; Geek Squad, Jiangsu Five Star; Magnolia Audio Video; Napster; Pacific Sales; The Phone House; and Speakeasy. Approximately 155,000 employees apply their talents to help bring the benefits of these brands to life for customers through retail locations, multiple call centers and Web sites, in-home solutions, product delivery and activities in its communities. Community partnership is central to the way business is done at Best Buy. In fiscal 2009, Best Buy donated a combined $33.4 million to improve the vitality of the communities where its employees and customers live and work. For more information about Best Buy, visit www.bestbuy.com.